Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-126329 on Form S-8 of Landauer, Inc. of our report dated June 25, 2013 appearing in this Annual Report on Form 11-K of the Landauer, Inc. 401(k) Retirement Savings Plan for the year ended December 31, 2012.

/s/ Cutrara & Company

Cutrara & Company

South Holland, Illinois

June 28, 2013